UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

Proxy Statement
Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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StoneCastle Financial Corp.

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STONECASTLE FINANCIAL CORP. ANNOUNCES CHANGE OF LOCATION FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 19, 2020

NEW YORK, New York — June 12, 2020— (GLOBE NEWSWIRE) -- StoneCastle Financial Corp. (Nasdaq: BANX) (“StoneCastle Financial” or the “Company”), an SEC registered closed-end management investment company, today announced additional information regarding the Company’s Annual Meeting of Stockholders (“Meeting”) to be held on Friday, June 19, 2020 at 2:30 p.m. Eastern Time. Due to the public health impact of the coronavirus (“COVID-19”) pandemic and to support the health and safety of the Company’s stockholders, the location of the Meeting has been changed. The Meeting will be held in a virtual meeting format only and will be accessible solely by means of remote communication. To attend the Meeting, please follow the directions below.

As described in the proxy materials for the Meeting previously distributed, the Board of Directors of StoneCastle Financial fixed the close of business on April 23, 2020 as the record date for the determination of stockholders of the Company entitled to notice of and to vote at the Meeting or any postponement or adjournment thereof (“Record Date Stockholders”).

The Meeting will be held at the following Meeting website: www.meetingcenter.io/262687119. Record Date Stockholders who wish to attend the Meeting must email Computershare at Maura.Stanley@computershare.com, in order to register to attend the Meeting, obtain the password to access the Meeting and verify that they were stockholders on the record date.

If shares of the Company’s stock are held through an intermediary, such as a bank or broker, stockholders must register in advance to attend the Meeting. To register, stockholders must submit proof of their proxy power (legal proxy) along with their name and email address to Computershare. Stockholders may forward an email from their intermediary or attach an image of their legal proxy to shareholdermeetings@computershare.com. Requests for registration must be received no later than 9:00 a.m., Eastern Time, on June 16, 2020. Stockholders will receive an email from Computershare that confirms the stockholder’s registration and provides information that will allow the stockholder to vote at the Meeting.

Stockholders are not required to attend the Meeting to vote on the proposals. Whether or not stockholders plan to attend the Meeting, the Company recommends that stockholders authorize a proxy to vote the stockholder’s stock in advance of the Meeting by one of the methods described in the proxy materials for the Meeting. The proxy card or voting instruction form previously received by Record Date Stockholders will not be updated to reflect that the Meeting will be held in virtual format and may continue to be used to vote a Record Date Stockholder’s shares in connection with the Meeting.

Additional Information and Where to Find It

The Company filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) on May 19, 2020. The proxy statement is available free of charge on the internet at ir.stonecastle-financial.com/financial-information/annual-reports. It is also available free of charge on the SEC’s website at www.sec.gov. Stockholders are advised to read the Company’s proxy statement containing important information.

For questions, please call Investor Relations at 212-468-5441, or email ir@stonecastle-financial.com, or visit the Company’s website at www.stonecastle-financial.com. The information contained on the Company’s web site is not part of this press release.

About StoneCastle Financial

StoneCastle Financial is an SEC registered non-diversified, closed-end investment company listed on the NASDAQ Global Select Market under the symbol “BANX.” Its investment objective is to provide stockholders with current income and, to a lesser extent, capital appreciation. StoneCastle Financial is managed by StoneCastle-ArrowMarkAsset Management LLC. To learn more, visit www.stonecastle-financial.com.

CONTACT:

Investor Contact:

Julie Muraco

212-468-5441

Source: StoneCastle Financial Corp.